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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 18, 1997, and to all references to our Firm included in or made a part of this registration statement.


/s/ Arthur Andersen LLP

Jacksonville, Florida
February 17, 1998